UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2008 (December 2, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On December 5, 2008, National Penn Bancshares, Inc. issued a press release announcing that its subsidiary, National Penn Bank, filed suit against a former employee to recover approximately $4.5 million in funds that National Penn alleges were wrongfully taken through accounting irregularities in the employee’s bookkeeping.  National Penn has engaged outside legal counsel and forensic accountants to assist in the ongoing investigation of this matter.  No funds of any of National Penn’s customers were affected and no Bank services were interrupted.  National Penn terminated this employee on December 2, 2008 and does not believe at this time that any of its other employees knew about or participated in these activities.  National Penn’s press release is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 5, 2008, of National Penn Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: December 5, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 5, 2008, of National Penn Bancshares, Inc.